UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2016

Arena Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6154 Nancy Ridge Drive, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
858.453.7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Principal Executive and Financial Officer
On May 6, 2016, our Board of Directors, or Board, appointed Amit D. Munshi as President, Chief Executive Officer and interim principal financial officer. Mr. Munshi’s appointment will be effective on May 11, 2016. Mr. Munshi will succeed Harry F. Hixson, Jr., Ph.D., who has served as our interim Chief Executive Officer and interim principal financial officer since October 2015. Dr. Hixson will remain on our Board.
Mr. Munshi, age 48, served as President, Chief Executive Officer and a director of Epirus Biopharmaceuticals, Inc., a publicly traded biopharmaceutical company, from May 2012 to May 2016. Prior to Epirus, Mr. Munshi served as President and Chief Executive Officer of Percivia LLC, a biotechnology company, from 2011 to 2012, was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., from 2005 to 2010, and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including General Manager, Nephrology Europe. Mr. Munshi serves on the boards of Oxeia Biopharmaceuticals, Inc., and Cytrellis Biosystems, Inc., both privately held companies. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker Graduate School of Management at Claremont Graduate University.
In connection with his appointment as President, Chief Executive Officer and interim principal financial officer, Mr. Munshi and we entered into an executive employment agreement, or Employment Agreement. Pursuant to the Employment Agreement, Mr. Munshi is entitled to: (i) an annual base salary of $625,000; (ii) participation under our Annual Incentive Plan with a target bonus of not less than 65% of his then-current base salary; and (iii) an option to purchase up to 3,800,000 shares of our common stock under our 2013 Long-Term Incentive Plan, as amended, subject to a four-year vesting period.
We also entered into a severance agreement, or Severance Agreement, with Mr. Munshi, pursuant to which he is entitled to certain severance benefits. In the event that we terminate Mr. Munshi without cause or Mr. Munshi resigns for good reason, each a Covered Termination, Mr. Munshi is entitled to: (i) a lump sum cash payment equal to 24 times the sum of (a) Mr. Munshi’s monthly base salary in effect immediately prior to the termination and (b) 1/12th of the greater of (x) the average of the three annual bonuses we paid Mr. Munshi prior to the termination (with his target bonus amounts used, for purposes of calculating the average, for any year in which Mr. Munshi was not an employee or was employed for less than a full year) and (y) the last annual bonus we paid Mr. Munshi prior to the termination; (ii) a monthly payment equal to his monthly group health insurance premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (a) 24 months following termination of employment, or Severance Period, and (b) the expiration of Mr. Munshi’s eligibility for continuation coverage under COBRA; and (iii) acceleration of vesting of the stock options and other equity awards that would have vested had Mr. Munshi remained employed by us through the Severance Period, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
In addition, in the event that a Covered Termination occurs either (i) during the two years following a change in control of Arena or (ii) within one year prior to a change in control of Arena and Mr. Munshi reasonably demonstrates after such change in control that such termination was at the request or suggestion of any individual or entity who or which ultimately effects a change in control or by our Board in contemplation of a change of control, all of Mr. Munshi’s outstanding options and other equity awards will become fully vested and exercisable, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
The foregoing summaries of the Employment Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the complete Employment Agreement and Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Under his Employment Agreement, Mr. Munshi will be appointed as a member of our Board following our 2016 Annual Stockholders’ Meeting, which is scheduled for June 13, 2016. Subject to the requirements of applicable law (including, without limitation, any rules or regulations of any exchange on which our common stock is listed, if applicable), our Board or the appropriate committee of the Board is required to nominate Mr. Munshi for re-election to our Board at each annual meeting at which he is subject to re-election, as long as he serves as our Chief Executive Officer. Mr. Munshi will not serve on our Board’s Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee, and will receive no additional compensation for his service on our Board.

There are no arrangements or understandings between Mr. Munshi and any other persons pursuant to which he was selected as our President, Chief Executive Officer and interim principal financial officer. There are also no family relationships between Mr. Munshi and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Amendments of Termination Protection Agreements and Severance Benefit Plan
Effective May 9, 2016, we amended certain of our Termination Protection Agreements, originally effective on December 20, 2002, and previously amended and restated on December 30, 2008. Effective May 9, 2016, we also amended our Severance Benefit Plan, originally effective on January 20, 2006, and previously amended and restated on December 30, 2008, and amended on February 10, 2012. The executive officers that are a party to a Termination Protection Agreement are Dominic P. Behan, Ph.D., and Steven W. Spector, and the participants under the Severance Benefit Plan are such executive officers and Craig M. Audet, Ph.D., Maurice J. Mezzino and William R. Shanahan, Jr., M.D.
The amendments to the Termination Protection Agreements, which require a change in control to trigger benefits, include (i) a clarification that the cash severance benefits for which the employee is eligible will be calculated without regard to any reduction in base salary that forms the basis for a termination for Good Reason (as defined in the Termination Protection Agreements) and (ii) certain updates to the COBRA benefits for which the employee is eligible, so that (a) COBRA health insurance premiums are paid directly paid by us until the end of the applicable severance period or the expiration of COBRA eligibility, whichever is earlier, and (b) if we cannot pay the COBRA premiums without incurring financial costs or penalties under applicable law, then, in lieu of paying such COBRA premiums, we will instead pay the employee a taxable amount each month equal to 140% of (x) the value of the last monthly group health insurance premiums paid by the employee or (y) the last monthly COBRA premiums paid by us, as applicable.
The amendments to the Severance Benefit Plan include (i) a clarification that the cash severance benefits for which the employee is eligible will be calculated without regard to any reduction in base salary that forms the basis for a termination for Good Reason (as defined in the Severance Benefit Plan), (ii) certain updates to the COBRA benefits for which the employee is eligible, so that (a) COBRA health insurance premiums will be paid directly by us until the end of the applicable severance period or the expiration of COBRA eligibility, whichever is earlier, and (b) if we cannot pay the COBRA premiums without incurring financial costs or penalties under applicable law, then, in lieu of paying such COBRA premiums, we will instead pay the employee a taxable amount each month equal to 140% of (x) the value of the last monthly group health insurance premiums paid by the employee or (y) the last monthly COBRA premiums paid by us, as applicable, and (iii) a provision that, for any equity awards scheduled to vest annually, equity acceleration benefits will be calculated as if such awards vested monthly.
The foregoing summaries of the amendments to the Termination Protection Agreements and Severance Benefit Plan do not purport to be complete and are qualified in their entirety by reference to the complete Form of Amendment to Amended and Restated Termination Protection Agreement and Amended and Restated Severance Benefit Plan, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.
Amendment to Our 2013 Long-Term Incentive Plan
On May 6, 2016, in connection with Mr. Munshi’s appointment as President, Chief Executive Officer and interim principal financial officer, our Board approved an amendment to our 2013 Long-Term Incentive Plan, or LTIP, to reserve an additional 3,800,000 shares of common stock exclusively for the grant of stock awards to employees who have not previously been one of our employees or directors, except following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The LTIP was amended by our Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.
The foregoing summary of the amendment to our 2013 Long-Term Incentive Plan does not purport to be complete and is qualified in its entirety by reference to our 2013 Long-Term Incentive Plan, as amended, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of May 6, 2016, between Arena and Amit D. Munshi
10.2	Severance Agreement, dated as of May 6, 2016, between Arena and Amit D. Munshi
10.3	Form of Amendment to Amended and Restated Termination Protection Agreement, dated May 9, 2016, between Arena and each of Dr. Behan and Mr. Spector
10.4	Amended and Restated Severance Benefit Plan, effective May 9, 2016, and providing benefits for Drs. Audet, Behan and Shanahan and Messrs. Mezzino and Spector
10.5	2013 Long-Term Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of May 6, 2016, between Arena and Amit D. Munshi
10.2	Severance Agreement, dated as of May 6, 2016, between Arena and Amit D. Munshi
10.3	Form of Amendment to Amended and Restated Termination Protection Agreement, dated May 9, 2016, between Arena and each of Dr. Behan and Mr. Spector
10.4	Amended and Restated Severance Benefit Plan, effective May 9, 2016, and providing benefits for Drs. Audet, Behan and Shanahan and Messrs. Mezzino and Spector
10.5	2013 Long-Term Incentive Plan